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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 27, 2005 relating to the consolidated financial statements, and consolidated financial statement schedule of DealerTrack Holdings, Inc. and subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Melville, New York
July 27, 2005